Exhibit 99.1

GCI REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS
Consolidated Revenue of $248 million
Adjusted EBITDA of $88 million

August 4, 2015, Anchorage, Alaska - General Communication, Inc. (“GCI”) (NASDAQ: GNCMA) today reported record financial and operational performance for the second quarter of 2015.
Strong wireless and data performance drove consolidated revenues for the second quarter of 2015 to $248 million, an increase of $23 million or ten percent when compared with the second quarter of 2014. Compared with the first quarter of 2015, consolidated revenues are up $16 million or seven percent.

Adjusted EBITDA for the quarter was $88 million, after the deduction of $6 million in transition costs associated with the Alaska Wireless Network (“AWN”) transaction. Adjusted EBITDA grew $4 million or four percent compared with the second quarter of 2014 and grew $13 million or 17 percent compared to the first quarter of 2015.
“We are pleased with GCI’s strong financial and operational performance during the second quarter. We remain on track for another record year at GCI,” said Ron Duncan, GCI’s president and chief executive officer. “I am particularly pleased with our team’s efforts in managing the transition of our recently acquired wireless customers. With much of the AWN integration completed, we can now focus on simplifying our business and driving long-term growth. In addition, following the quarter we made strides in optimizing our capital structure by amending our term loan to reduce the company’s annual interest expense.”
Transition Highlights

The second quarter was an important quarter for GCI as we transitioned approximately 87,000 wireless subscribers from ACS. The operating teams worked diligently to make sure that our new customers were served well. Through the quarter we transitioned approximately one-third of the customers from the legacy billing platform and onto GCI’s standard wireless billing platform. We will continue the conversion over the next several quarters but are pleased with the progress to date.
Operating and Financial Highlights
There are two factors that should be taken into account when comparing the second quarter with previous quarters:

•
AWN Transition Costs: During the first and second quarters of 2015 we had $7 million and $6 million in one-time transition costs that reduced adjusted EBITDA. There were no transition costs in the second quarter of 2014.

•
Equipment Installment Plans: Beginning in the first quarter of 2015 GCI began aggressively promoting equipment installment plans on wireless handsets. These plans allow our customers to choose how frequently they would like to upgrade their handsets. However, moving a customer from the two-year contract device subsidy model to the equipment financing model does have a financial statement impact. Under the equipment finance model, the upfront handset revenue is higher and the monthly plan fee revenue is lower compared to the subsidy model. Thus, for the first couple of quarters as we move from the subsidy model to the equipment finance model the EBITDA will be substantially positively impacted by the equipment finance revenue. The equipment finance revenue was $4 million and $7 million in the first and second quarters of 2015 respectively.

Wireless
The wireless segment posted revenues of $68 million for the quarter, representing a two percent decline over the second quarter of 2014 and a 15 percent increase over the prior quarter. The decrease in revenue year-over-year was related to a simplification in how we internally allocate revenues between segments, which became possible after the AWN transaction. Total wireless revenues, including wireless revenues generated in GCI’s wireline segment, grew on a year-over-year basis by $7 million or 10 percent exclusive of equipment installment plan differences. Sequential quarter growth was due to the seasonal roaming trends.
The Wireless segment revenue detail is as follows:

($ millions)	2Q15	2Q14	1Q15
Wholesale Wireless	21	25	21
Roaming and Backhaul	34	30	24
USF Support	13	14	14
Total Wireless Revenue	68	69	59

Wireless segment adjusted EBITDA was $46 million for the quarter, an increase of $6 million or 14 percent over the second quarter of 2014, and a sequential increase of $8 million or 22 percent over the first quarter of 2015. Adjusted EBITDA growth was improved on a sequential and year-over-year basis by strong roaming revenue.
Wireline
The wireline segment posted revenues of $180 million, an $18 million or 11 percent increase over the second quarter of 2014 and a $5 million or three percent increase over the prior quarter when adjusted for equipment installment plan revenue.

Adjusted EBITDA for the quarter was $42 million. EBITDA declined by $2 million or five percent year-over-year and was up $4 million or 11 percent sequentially.
Wireline - Consumer
Consumer revenues were $89 million for the quarter, a year-over-year increase of $21 million or 30 percent, and a sequential increase of $5 million or six percent. Much of this growth was from the acquired ACS wireless subscribers and wireless equipment sales but there was still strong growth in data of $5 million and $1 million on a year-over-year and sequential basis.
The company’s high-speed data product offerings remain a compelling choice in the marketplace, and annual revenue growth in this area remains strong. GCI remains on track to deliver 1 gigabit broadband service in Anchorage before year end.
Wireline - Business Services
Business Services revenues, which include broadcast and cable advertising revenues, were $53 million for the quarter, representing a $2 million or four percent decline over the second quarter of 2014 and a slight decline over the first quarter of 2015.
On a year-over-year basis, there was a $3 million decline in video revenues, driven in large part by a decline in advertising revenues as 2014 was a strong political year that drove elevated advertising spending.
Wireline - Managed Broadband
Managed broadband revenues were $37 million for the quarter, representing a $6 million or 21 percent increase year-over-year and a $3 million or 10 percent increase sequentially. Managed broadband is benefiting from significant investments in building infrastructure in rural Alaska.
SG&A

SG&A expenses were $83 million in the second quarter of 2015, up $13 million or 19 percent from a year ago and down one percent sequentially. The increase year-over-year is a result of transition costs and additional staffing both on the front line and in technical roles.

Significant Events

The conversion of former ACS customers to GCI’s network continues. Transition costs year-to-date total $13 million and represent the majority of the expected costs, which were originally estimated to be approximately $30 million.

On June 23rd, GCI launched a repricing of the company’s $275 million term loan B. The amendment closed on August 3, and will provide $2 million per year in interest savings.
Capital expenditures for the quarter totaled $40 million and remain in line with expectations.
During the quarter, GCI repurchased 1.2 million shares of its Class A common stock, at a cost of $19.7 million. This brings the total shares repurchased in 2015 to 2.3 million.
GCI completed the issuance of $450 million of senior notes due 2025 on April 1, and used the proceeds to repay and retire all outstanding senior notes due 2019. As a result of this refinancing, GCI recorded a $28 million loss on extinguishment of debt in the second quarter of 2015. This amount represents $20 million in call premiums to redeem the 2019 notes and $8 million in unamortized deferred loan costs and original issue discounts.
During the quarter GCI recorded a net loss of approximately $8 million from the write down of one investment and the sale of another investment.

2015 Guidance

•	Revenues are unchanged and in the range of $920 - 970 million.

•
Adjusted EBITDA of $310 - $335 million. Previously this had been with the caveat that it would be less approximately $30 million in one-time transition costs. However, one-time transition expenses have totaled only $13 million thus far and are expected to be approximately $20 million for the year. Additionally, we are having good success with equipment installment plans which improved EBITDA by approximately $11 million on a year-to-date basis.

•	Core capital expenditures are unchanged and will be approximately $170 million.

Conference Call

The company will hold a conference call to discuss the financial results on Wednesday, August 5, at 2:00 p.m. (Eastern). To access the call, call the conference operator between 1:45-2:00 p.m. (Eastern) at 844-850-0551 (International callers should dial +1-412-902-4197) and identify your call as “GCI”.
In addition to dial-up access, GCI will make available net conferencing. To access the call via net conference, log on to gci.com and follow the instructions.
A replay of the call will be available for 72-hours by dialing 877-344-7529, access code 10069357 (International callers should dial +1-412-317-0088).
Forward-Looking Statement Disclosure
The foregoing contains forward-looking statements regarding GCI’s expected results that are based on management’s expectations as well as on a number of assumptions concerning future events. Actual results might differ materially from those projected in the forward-looking statements due to uncertainties and other factors, many of which are outside GCI’s control. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in GCI’s cautionary statement sections of Forms 10-K and 10-Q filed with the Securities and Exchange Commission.
About GCI
GCI is the largest Alaska-based and -operated, integrated telecommunications provider, offering wireless, voice, data, and video services statewide. Learn more about GCI at www.gci.com.

# # #

Source: GCI

Contacts:
Peter Pounds, 907.868.6952; ppounds@gci.com

David Morris, 907.265.5396, dmorris@gci.com

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Amounts in thousands)
	June 30,	December 31,
ASSETS	2015	2014
Current assets:
Cash and cash equivalents	$34,184	15,402

Receivables (including $0 and $27,944 from a related party at June 30, 2015 and December 31, 2014, respectively)	182,337	212,441
Less allowance for doubtful receivables	5,860	4,542
Net receivables	176,477	207,899

Deferred income taxes	83,576	56,120
Prepaid expenses	14,317	12,179
Inventories	12,260	17,032
Other current assets	3,141	153
Total current assets	323,955	308,785

Property and equipment in service, net of depreciation	999,516	1,013,242
Construction in progress	85,578	99,240
Net property and equipment	1,085,094	1,112,482

Goodwill	237,817	229,560
Cable certificates	191,635	191,635
Wireless licenses	86,347	86,347
Other intangible assets, net of amortization	64,908	66,015
Deferred loan and senior notes costs, net of amortization of $5,860 and $8,644 at June 30, 2015 and December 31, 2014, respectively	17,141	10,949
Other assets	26,970	52,725
Total other assets	624,818	637,231
Total assets	$2,033,867	2,058,498

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(Continued)
(Amounts in thousands)
	June 30,	December 31,
LIABILITIES AND STOCKHOLDERS’ EQUITY	2015	2014
Current liabilities:
Current maturities of obligations under long-term debt and capital leases	$11,747	8,722
Accounts payable (including $0 and $7,447 to a related party at June 30, 2015 and December 31, 2014, respectively)	46,894	76,918
Deferred revenue	29,698	29,314
Accrued payroll and payroll related obligations	27,806	32,803
Accrued liabilities	19,307	14,457
Accrued interest	14,092	6,654
Subscriber deposits	1,493	1,212
Total current liabilities	151,037	170,080

Long-term debt, net	1,345,454	1,036,056
Obligations under capital leases, excluding current maturities	62,240	66,499
Obligation under capital lease due to related party, excluding current maturity	1,840	1,857
Deferred income taxes	202,386	187,872
Long-term deferred revenue	98,635	85,734
Other liabilities	72,467	43,178
Total liabilities	1,934,059	1,591,276

Commitments and contingencies
Stockholders’ equity:
Common stock (no par):
Class A. Authorized 100,000 shares; issued 36,280 and 37,998 shares at June 30, 2015 and December 31, 2014, respectively; outstanding 36,254 and 37,972 shares at June 30, 2015 and December 31, 2014, respectively	—	13,617
Class B. Authorized 10,000 shares; issued and outstanding 3,158 and 3,159 at June 30, 2015 and December 31, 2014, respectively; convertible on a share-per-share basis into Class A common stock	2,667	2,668
Less cost of 26 Class A common shares held in treasury at June 30, 2015 and December 31, 2014	(249)	(249)
Paid-in capital	(8,490)	26,773
Retained earnings	71,520	124,547
Total General Communication, Inc. stockholders' equity	65,448	167,356
Non-controlling interests	34,360	299,866
Total stockholders’ equity	99,808	467,222
Total liabilities and stockholders’ equity	$2,033,867	2,058,498

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(Amounts in thousands, except per share amounts)	2015	2014	2015	2014
Revenues:
Non-related party	$247,528	210,236	473,334	410,739
Related party	—	14,163	5,283	29,943
Total revenues	247,528	224,399	478,617	440,682

Cost of goods sold (exclusive of depreciation and amortization shown separately below):
Non-related party	79,256	69,707	153,143	138,850
Related party	—	2,675	881	5,306
Total cost of goods sold	79,256	72,382	154,024	144,156

Selling, general and administrative expenses:
Non-related party	83,047	68,685	166,435	139,427
Related party	—	1,132	540	2,282
Total selling, general and administrative expenses	83,047	69,817	166,975	141,709

Depreciation and amortization expense	45,171	43,786	90,406	86,138
Software impairment charge	851	—	27,268	—
Operating income	39,203	38,414	39,944	68,679

Other income (expense):
Loss on extinguishment of debt	(27,700)	—	(27,700)	—
Interest expense (including amortization of deferred loan fees)	(22,400)	(18,170)	(43,385)	(36,381)
Impairment of equity method investment	(12,593)	—	(12,593)	—
Derivative instrument unrealized loss	(2,950)	—	(5,070)	—
Other	4,390	(1,049)	1,243	(1,146)
Other expense, net	(61,253)	(19,219)	(87,505)	(37,527)

Income (loss) before income taxes	(22,050)	19,195	(47,561)	31,152
Income tax (expense) benefit	6,293	(2,355)	13,079	(3,551)
Net income (loss)	(15,757)	16,840	(34,482)	27,601

Net income (loss) attributable to non-controlling interests	(130)	10,913	414	20,534
Net income (loss) attributable to General Communication, Inc.	$(15,627)	5,927	(34,896)	7,067

Basic net income (loss) attributable to General Communication, Inc. common stockholders per Class A common share	$(0.41)	0.14	(0.90)	0.17
Basic net income (loss) attributable to General Communication, Inc. common stockholders per Class B common share	$(0.41)	0.14	(0.90)	0.17
Diluted net income (loss) attributable to General Communication, Inc. common stockholders per Class A common share	$(0.41)	0.14	(0.90)	0.17
Diluted net income (loss) attributable to General Communication, Inc. common stockholders per Class B common share	$(0.41)	0.14	(0.90)	0.17
Common shares used to calculate Class A basic EPS	34,887	36,143	35,548	36,112
Common shares used to calculate Class A diluted EPS	38,046	39,453	38,707	39,422

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Second Quarter 2015			Second Quarter 2014
	Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$67,940	22,952	90,892	69,397	7,149	76,546
Data	—	98,895	98,895	—	88,475	88,475
Video	—	33,542	33,542	—	34,478	34,478
Voice	—	24,199	24,199	—	24,900	24,900
Total	67,940	179,588	247,528	69,397	155,002	224,399

Cost of goods sold	18,335	60,921	79,256	23,500	48,882	72,382

Contribution	49,605	118,667	168,272	45,897	106,120	152,017

Less SG&A	4,032	79,015	83,047	5,894	63,923	69,817
Share-based compensation	—	2,613	2,613	—	2,193	2,193
Accretion	154	197	351	171	130	301
Other	—	(188)	(188)	—	(223)	(223)
Adjusted EBITDA	$45,727	42,274	88,001	40,174	44,297	84,471

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Second Quarter 2015			First Quarter 2015
	Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$67,940	22,952	90,892	59,204	18,204	77,408
Data	—	98,895	98,895	—	96,446	96,446
Video	—	33,542	33,542	—	33,639	33,639
Voice	—	24,199	24,199	—	23,596	23,596
Total	67,940	179,588	247,528	59,204	171,885	231,089

Cost of goods sold	18,335	60,921	79,256	17,531	57,237	74,768

Contribution	49,605	118,667	168,272	41,673	114,648	156,321

Less SG&A	4,032	79,015	83,047	4,502	79,426	83,928
Share-based compensation	—	2,613	2,613	—	2,801	2,801
Accretion	154	197	351	216	234	450
Other	—	(188)	(188)	—	(341)	(341)
Adjusted EBITDA	$45,727	42,274	88,001	37,387	37,916	75,303

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
SUPPLEMENTAL SCHEDULES
(Unaudited)
(Amounts in thousands)
	Six Months Ended June 30, 2015			Six Months Ended June 30, 2014
	Wireless	Wireline		Wireless	Wireline
	Segment	Segment	Total	Segment	Segment	Total
Revenues
Wireless	$127,144	41,156	168,300	131,914	15,385	147,299
Data	—	195,341	195,341	—	176,088	176,088
Video	—	67,181	67,181	—	66,879	66,879
Voice	—	47,795	47,795	—	50,416	50,416
Total	127,144	351,473	478,617	131,914	308,768	440,682

Cost of goods sold	35,866	118,158	154,024	42,213	101,943	144,156

Contribution	91,278	233,315	324,593	89,701	206,825	296,526

Less SG&A	8,534	158,441	166,975	11,852	129,857	141,709
Share-based compensation	—	5,414	5,414	—	3,971	3,971
Accretion	370	431	801	347	255	602
Other	—	(529)	(529)	—	(122)	(122)
Adjusted EBITDA	$83,114	80,190	163,304	78,196	81,072	159,268

General Communication, Inc.
Non-GAAP Financial Reconciliation Schedule
(Unaudited, Amounts in Thousands)

	Three Months Ended			Six Months Ended
	June 30,	June 30,	March 31	June 30,	June 30,
	2015	2014	2015	2015	2014
Net income (loss)	$(15,757)	16,840	(18,725)	(34,482)	27,601
Income tax expense (benefit)	(6,293)	2,355	(6,786)	(13,079)	3,551
Income (loss) before income taxes	(22,050)	19,195	(25,511)	(47,561)	31,152

Other (income) expense:
Interest expense (including amortization of deferred loan fees)	22,400	18,170	20,985	43,385	36,381
Loss on extinguishment of debt	27,700	—	—	27,700	—
Investments, net	12,593	—	—	12,593	—
Derivative instrument unrealized loss	2,950	—	2,120	5,070	—
Other	(4,390)	1,049	3,147	(1,243)	1,146
Other expense, net	61,253	19,219	26,252	87,505	37,527

Operating income	39,203	38,414	741	39,944	68,679
Depreciation and amortization expense	45,171	43,786	45,235	90,406	86,138
Software impairment charge	851	—	26,417	27,268	—
Share-based compensation	2,613	2,193	2,801	5,414	3,971
Accretion	351	301	450	801	602
Other	(188)	(223)	(341)	(529)	(122)
Adjusted EBITDA (Note 1)	$88,001	84,471	75,303	163,304	159,268

Notes:
(1) The sum of net income (loss), interest expense (including amortization of deferred loan fees), interest income, income tax (expense) benefit, depreciation and amortization expense, loss on extinguishment of debt, software impairment charge, derivative instrument unrealized loss, share-based compensation, accretion expense, loss attributable to non-controlling interests resulting from New Markets Tax Credit transactions, gains and impairment losses on equity and cost method investments, and other non-cash adjustments plus imputed interest on financed devices. Adjusted EBITDA is not presented as an alternative measure of net income, operating income or cash flow from operations, as determined in accordance with accounting principles generally accepted in the United States of America. GCI's management uses Adjusted EBITDA to evaluate the operating performance of its business, and as a measure of performance for incentive compensation purposes. GCI believes Adjusted EBITDA is a measure used as an analytical indicator of income generated to service debt and fund capital expenditures. In addition, multiples of current or projected Adjusted EBITDA are used to estimate current or prospective enterprise value. Adjusted EBITDA does not give effect to cash used for debt service requirements, and thus does not reflect funds available for investment or other discretionary uses. Adjusted EBITDA as presented herein may not be comparable to similarly titled measures reported by other companies.

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
WIRELINE SEGMENT SUPPLEMENTAL REVENUE SCHEDULES
(Unaudited)
(Amounts in thousands)
	Second Quarter 2015				Second Quarter 2014
		Business	Managed			Business	Managed
	Consumer	Services	Broadband	Total	Consumer	Services	Broadband	Total
Revenues
Wireless	$20,705	2,247	—	22,952	6,360	789	—	7,149
Data	32,034	35,485	31,376	98,895	27,313	35,554	25,608	88,475
Video	28,921	4,621	—	33,542	26,871	7,607	—	34,478
Voice	7,729	10,480	5,990	24,199	8,279	11,359	5,262	24,900
Total	$89,389	52,833	37,366	179,588	68,823	55,309	30,870	155,002

(Amounts in thousands)
	Second Quarter 2015				First Quarter 2015
		Business	Managed			Business	Managed
	Consumer	Services	Broadband	Total	Consumer	Services	Broadband	Total
Revenues
Wireless	$20,705	2,247	—	22,952	16,410	1,794	—	18,204
Data	32,034	35,485	31,376	98,895	31,272	36,298	28,876	96,446
Video	28,921	4,621	—	33,542	29,225	4,414	—	33,639
Voice	7,729	10,480	5,990	24,199	7,801	10,706	5,089	23,596
Total	$89,389	52,833	37,366	179,588	84,708	53,212	33,965	171,885

(Amounts in thousands)
	Six Months Ended June 30, 2015				Six Months Ended June 30, 2014
		Business	Managed			Business	Managed
	Consumer	Services	Broadband	Total	Consumer	Services	Broadband	Total
Revenues
Wireless	$37,115	4,041	—	41,156	13,851	1,534	—	15,385
Data	63,306	71,783	60,252	195,341	54,257	70,394	51,437	176,088
Video	58,146	9,035	—	67,181	54,120	12,759	—	66,879
Voice	15,530	21,186	11,079	47,795	16,724	23,100	10,592	50,416
Total	$174,097	106,045	71,331	351,473	138,952	107,787	62,029	308,768

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited)

				June 30, 2015		June 30, 2015
				as compared to		as compared to
	June 30,	June 30,	March 31,	June 30,	March 31,	June 30,	March 31,
	2015	2014	2015	2014	2015	2014	2015
Wireline Segment
Consumer
Data
Cable modem subscribers	122,300	115,600	121,700	6,700	600	5.8%	0.5%
Video
Basic subscribers	112,900	116,300	114,700	(3,400)	(1,800)	(2.9)%	(1.6)%
Digital programming tier subscribers	60,000	65,200	62,300	(5,200)	(2,300)	(8.0)%	(3.7)%
HD/DVR converter boxes	108,300	103,400	109,900	4,900	(1,600)	4.7%	(1.5)%
Homes passed	249,600	248,000	248,700	1,600	900	0.6%	0.4%
Voice
Local access lines in service	52,000	57,700	53,400	(5,700)	(1,400)	(9.9)%	(2.6)%
Business Services
Data
Cable modem subscribers	14,400	14,200	14,100	200	300	1.4%	2.1%
Voice
Local access lines in service	47,200	48,200	47,500	(1,000)	(300)	(2.1)%	(0.6)%
Consumer and Business Services Combined
Wireless
Consumer Lifeline lines in service	28,400	28,200	32,900	200	(4,500)	0.7%	(13.7)%
Consumer prepaid lines in service	26,700	10,000	24,500	16,700	2,200	167.0%	9.0%
Consumer postpaid lines in service	151,800	89,100	152,600	62,700	(800)	70.4%	(0.5)%
Business Services postpaid lines in service	29,200	18,500	28,600	10,700	600	57.8%	2.1%
Total wireless lines in service	236,100	145,800	238,600	90,300	(2,500)	61.9%	-1.0%

GENERAL COMMUNICATION, INC. AND SUBSIDIARIES
KEY PERFORMANCE INDICATORS
(Unaudited)

				June 30, 2015		June 30, 2015
	Three Months Ended			as compared to		as compared to
	June 30,	June 30,	March 31,	June 30,	March 31,	June 30,	March 31,
	2015	2014	2015	2014	2015	2014	2015
Wireline segment
Consumer
Video
Average monthly revenue per subscriber	$84.60	$76.49	$84.37	$8.11	$0.23	10.6%	0.3%

Combined Consumer and Business Services
Data
Average monthly revenue per cable modem subscriber	$83.93	$76.69	$83.93	$7.24	$—	9.4%	—%

Wireless
Average monthly revenue per subscriber	$47.26	$48.89	$48.23	$(1.63)	$(0.97)	(3.3)%	(2.0)%